UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52376	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Any information required under this Item 1.01 is incorporated by reference from Item 8.01 below.

Item 8.01	Other Events

On March 12, 2014, Profire Energy, Inc. (the “Company”) issued a press release announcing the completion of phase one of their expansion in the Utah office. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company recently purchased additional warehouse space and created 17 additional office spaces and added three warehouse bays to their existing building.  The company now has approximately 35,000 square feet of office and warehouse space at the Utah location.

No financing was required to purchase the additional space.  Bays 6, 7, and 8 were purchased for $190,000, $525,000, and $260,000 respectively.  Bay 6 added 1,927 square feet of space; Bay 7 added 7,129 square feet of space, and Bay 8 added 3,711 square feet of space.

The purchase of Bay 7 occurred on March 10, 2014 and the purchase of Bay 6 occurred on March 14, 2014.  The closing of the purchase of Bay 8 occurred in February 2014.  The bays were purchased from individuals who owned the bays and are unaffiliated with the Company, and such sellers do not have any relationship with the Company, other than in relation to such sales.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibit

99.1           Profire Energy Corporate Update: Company Completes Utah Office Renovation, Expands Canada Staff, Opens Oklahoma Office

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: March 12, 2014	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Profire Energy Corporate Update: Company Completes Utah Office Renovation, Expands Canada Staff, Opens Oklahoma Office